Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Amendment No.1 to Form S-3 (No. 333-198974) of Retail Opportunity Investments Corp. (the Company) and Retail Opportunity Investments Partnership, LP of our reports dated (i) July 2, 2014 relating to our audit of the Statement of Revenues and Certain Expenses of Creekside Plaza included in the Company's July 3, 2014 Form 8-K filing; (ii) July 2, 2014 relating to our audit of the Statement of Revenues and Certain Expenses of North Park Plaza included in the Company's July 3, 2014 Form 8-K filing; (iii) August 7, 2014 relating to our audit of the Combined Statement of Revenues and Certain Expenses of Fallbrook Shopping Center included in the Company’s August 11, 2014 Form 8-K/A filing; (iv) February 11, 2015 relating to our audit of the Statement of Revenues and Certain Expenses of Mission Foothill Marketplace included in the Company’s February 11, 2015 Form 8-K filing; (v) March 20, 2015 relating to our audit of the Combined Statement of Revenues and Certain Expenses of Park Oaks Shopping Center and Ontario Plaza included in the Company’s March 20, 2015 Form 8-K filing. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PKF O’Connor Davies
a division of O’Connor Davies,LLP

April 3, 2015
New York, NY